Exhibit 99.1

Mullen Automotive Provides 2023 Financial Results and Current Business Update

Company achieves major milestones with receipt of first vehicle orders, commencement of Class 1 and 3 vehicle production, customer deliveries and recorded revenue

BREA, Calif., – Jan. 16, 2024 – Mullen Automotive Inc. (NASDAQ: MULN), an emerging electric vehicle (“EV”) manufacturer, today announces financial results for the twelve months ended Sept. 30, 2023, and a current business update.

Commenting on fiscal year 2023 (“FY2023”) and recent Company developments, CEO and chairman David Michery stated, “Mullen has initiated production in Tunica and rolled out a significant number of vehicles in support of customer orders of Class 1 EV vans and Class 3 EV trucks and hurdled critical milestones of securing federal (‘NHTSA’ and ‘EPA’) certification and IRS approval for tax credits. We completed a strategic purchase of EV battery pack manufacturing assets and showcased our innovations across the U.S. on the second leg of the 'Strikingly Different' Test Drive Tour. Mullen is accelerating toward a promising future, both on the road and in the market."

FY2023 and Recent Highlights Include:

•	During the fiscal year ended Sept. 30, 2023, the Company recorded first revenues of $366,000 and delivered vehicles worth $652,200 to Randy Marion Automotive for resale.
•

Production of Mullen Class 3 (“Mullen THREE”) vehicles began in August 2023, and Class 1 (“Mullen ONE”) vehicle production began in November 2023; the Company now has two distinct vehicle production lines running in its Tunica, Mississippi-based plant.

•	As of Dec. 31, 2023, Mullen has delivered 100 Class 1 vehicles and invoiced for $3.3 million to Randy Marion Automotive Group.
•	As of Dec. 31, 2023, Mullen has delivered 141 Class 3 vehicles and invoiced for $9.2 million to Randy Marion Automotive Group.
•

In November 2023, Mullen opened a battery module and pack development facility in Fullerton, California, with focus on scaling U.S.-made EV battery module and pack production. The Company is focused on reducing reliance on foreign battery components.

•

The Company also achieved important milestones, including receiving federal EPA and NHTSA certification for its Class 1 and Class 3 vehicles, and IRS approval as a “qualified manufacturer,” making its vehicles eligible for up to $7,500 in federal EV tax credits per vehicle.

•	The New York Power Authority, British Airways, University of North Carolina and MGT Lease Company all purchased Mullen’s Campus Urban Delivery EV cargo vans in 2023 fiscal year.
•	In May 2023, Mullen announced a partnership with Amerit Fleet Solutions to support national service, parts and warranty for commercial vehicles.
•	Successfully completed second leg of “Strikingly Different” Test Drive Tour with 13 stops throughout the United States demonstrating Mullen’s vehicle portfolio.

Exhibit 99.1

Mullen Class 1 and 3 Commercial Vehicles

•	The Company has received $263 million in purchase orders for Mullen Class 1 and Class 3 EV vans and trucks from Randy Marion Automotive Group.
•	Mullen received EPA certification for Class 3 EV commercial vehicles in September 2023, and for Class 1 EV cargo vans in November 2023.
•	Mullen received CARB certification from the state of California for Class 1 vehicles in December 2023, and expects Class 3 certification in January 2024.
•

Mullen and RRDS submitted final Ruling Request Application for substantial transformation of its Class 1 EV cargo van for U.S. Border Patrol to provide final ruling by Feb. 20, 2024. If Mullen receives a favorable final ruling, the Company will be immediately eligible to sell Class 1 EV cargo vans to all branches of the U.S. government. By successfully completing the substantial transformative process, the Mullen ONE will be defined as a U.S.-made end product.

•	Production of the Mullen Class 3 vehicle began in August 2023 and Class 1 vehicle production began in November 2023.
•	As of Dec. 31, 2023, Mullen has delivered 100 Class 1 vehicles and invoiced for $3.3 million to Randy Marion Automotive Group.
•	As of Dec. 31, 2023, Mullen has delivered 141 Class 3 vehicles and invoiced for $9.2 million to Randy Marion Automotive Group.

Bollinger Motors - Oak Park, Michigan

Class 4 – 6 Commercial Vehicles | Bollinger B1 SUV and B2 Pick Up Truck

•	Showcased Bollinger Class 4 (“B4”) at the ACT Expo in Anaheim, California, and at Home Delivery World show in Philadelphia, Pennsylvania.
•	Received approval from the state of Michigan for a $3 million grant aimed at promoting job creation from the Michigan Strategic Fund Board.
•	Finalized the design of the Bollinger B4 and successfully built all design validation vehicles in the third quarter at launch assembly facility of Roush Industries in Livonia, Michigan.
•	B4 vehicles that were built are now in design validation and testing, certification and homologation, as well as for customer evaluation purposes.
•	Company focus now also includes national build out of retail dealer network to support upcoming 2024 B4 vehicle launch.
•	Amerit Fleet Solutions has been contracted to provide national service and warranty work, supporting Bollinger’s commercial vehicles.

Mullen Consumer Vehicle Program - Irvine, California

Mullen FIVE EV Crossover Program

•

Development and production of the high-performance Mullen FIVE RS (“FIVE RS” or “RS”) limited-edition has been fast-tracked for completion and launch in Q4 2025 in the European market. This vehicle will be a limited production run delivering over 200-plus mph and 1.95 sec 0-60 mph.

•	World debut of the production intent designed FIVE RS took place on Jan. 9, 2024, at CES 2024 in Las Vegas.
•

Completed 13-city U.S. “Strikingly Different” tour providing consumers test drive opportunities with the high- performance Mullen FIVE RS, FIVE EV crossover, Mullen GT EV sports car, Mullen THREE Class 3 EV cab chassis truck and Mullen ONE Class 1 EV cargo van.

Exhibit 99.1

Mullen-GO(TM)

Mullen’s urban commercial delivery vehicle, the Mullen-GO(TM) (“Mullen-GO”), is designed to bridge the gap between the growing demand for quick deliveries and space constraints in dense cities throughout Europe.

•

On July 17, 2023, the Company announced a 30-unit purchase order for the Mullen-GO Commercial Urban Delivery EV from Newgate Motor Group (“Newgate”). Newgate, one of Ireland’s most recognized dealership groups, has been named to lead marketing, sales, distribution, and servicing for the Mullen-GO in Ireland and the United Kingdom.

Fullerton Battery Tech Assembly Facility

•

Mullen Automotive purchased the battery pack production assets from Romeo Power. In November 2023, Mullen opened a battery module and pack development facility in Fullerton, California, with focus on scaling U.S.-made EV battery module and pack production.

•	The Company is focused on reducing reliance on foreign battery components.

Solid-State Polymer Battery Pack Update

•	In December 2023, Mullen completed the solid-state polymer cell to vehicle pack integration for the Mullen ONE EV cargo van.
•

Battery pack testing began and is on track for road testing in the first quarter of 2024. The solid-state battery pack is expected to increase range to more than 190 miles, a 73% increase from the current range, providing a superior, clean and safe alternative to current lithium-ion batteries and representing a significant increase over industry standards.

Financial Results – Twelve Months Ended Sept. 30, 2023

Following is a summary of key financial results for the twelve-months ended Sept. 30, 2023, and 2022. Shares of common stock issued and outstanding and additional paid-in capital have been adjusted retroactively to reflect all reverse stock splits.

First Revenue and Deliveries

During fiscal 2023, the Company achieved the major milestone of bringing Mullen vehicles from development to production and sales. Mullen delivered 35 vehicles, generating a positive gross margin from sales to both dealer and end users. Revenue from 25 Campus Urban Delivery vehicle sales was $366.0 thousand for the twelve months ended Sept. 30, 2023. Cash payments from these sales was collected during the year ended Sept. 30, 2023.

At the end of fiscal 2023, the Company issued the first invoice for 10 Mullen THREE vehicles ($652.2 thousand) to a dealer and this revenue will be recognized upon the expiration of the return provision. The payment for this delivery was received in early October 2023.

Exhibit 99.1

During the three months ended Dec. 31, 2023, the Company invoiced a dealer for an additional 231 Mullen THREE and Mullen ONE vehicles totaling $11.9 million. Mullen provides 30-day payment terms on vehicles delivered to its distributor Randy Marion.

	Invoiced for the year ended September 30, 2023
Type	Units delivered	Amount Invoiced	Cash Received	Revenue recognized
Urban Delivery (UD0)	25	$366,000	$366,000	$366,000
Mullen 3 (UU)	10	652,200	652,200	—
Total	35	$1,018,200	$1,018,200	$366,000

	Invoiced for the quarter ended December 31, 2023
Type	Units delivered	Amount Invoiced	Cash Received	Revenue recognized
Mullen 3 (UU)	131	$8,543,820	$—	—
Urban Delivery (UD1)	100	3,363,500	—	—
Total	231	$11,907,320	$—	$—

**Invoiced with 30 day payment terms to RMA

Impairment of Assets

“It was a year of significant headwinds in the equity market for electric vehicle manufactures with a majority seeing a significant decrease in market values during 2023. Mullen was no exception, and the decreased market value was the primary cause of NON-CASH write-downs of certain assets. We recorded $64.0 million of Bollinger goodwill impairment for twelve months ended Sept. 30, 2023, primarily due to unfavorable market conditions and the decline of market price of the Company’s common stock. We recorded $14.8 million write-downs of property, plant and equipment and other non-current assets. We also recorded $5.9 million in intangible asset write-downs due to unfavorable market conditions and decline of the market price of the Company’s common stock. This write-down was primarily for engineering designs for assets purchased out of the ELMS bankruptcy,” said Jonathan New, chief financial officer of Mullen Automotive.

Following are the Consolidated Statements of Operations for the twelve months ended Sept. 30, 2023, and 2022.

Exhibit 99.1

MULLEN AUTOMOTIVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended September 30,
	2023	2022
Revenue
Vehicle sales	$366,000	$—
Cost of sales	(273,882)	—
Gross margin	92,118	—

Operating expenses:
General and administrative	$215,846,132	$75,338,256
Research and development	77,387,336	21,650,840
Impairment of goodwill	63,988,000	—
Impairment of property, plant, and equipment, and other non-current assets	14,770,000	—
Impairment of intangible assets	5,873,000	—
Loss from operations	(377,772,350)	(96,989,096)

Other income (expense):
Other financing costs - initial recognition of derivative liabilities	(506,238,038)	(484,421,258)
Gain / (loss) on derivative liability revaluation	(116,256,212)	(122,803,715)
Gain / (loss) extinguishment of debt, net	(6,246,089)	33,413
Gain / (loss) on financing	(8,934,892)	—
Gain / (loss) on sale of fixed assets	386,377	(50,574)
Gain / (loss) on lease termination	(125,000)	—
Interest expense	(4,993,140)	(26,949,081)
Penalty for insufficient authorized shares	—	(3,495,000)
Other income (expense), net	2,532,034	(5,647,841)
Net loss before income tax benefit	(1,017,647,310)	(740,323,152)

Income tax benefit/ (provision)	10,988,482	(1,600)
Net loss	(1,006,658,828)	(740,324,752)

Net loss attributable to noncontrolling interest	(34,404,246)	(791,946)
Net loss attributable to stockholders	(972,254,582)	(739,532,806)

Waived/(Accrued) accumulated preferred dividends	7,360,397	(40,516,440)

Net loss attributable to common stockholders after preferred dividends	$(964,894,185)	$(780,049,246)

Net Loss per Share	$(1,574.14)	$(63,085.26)

Weighted average shares outstanding, basic and diluted	612,964	12,365

The net loss attributable to common stockholders after preferred dividends was $964.9 million, or $1,574.14 net loss per share, for the twelve months ended Sept. 30, 2023, as compared to a net loss attributable to common stockholders after preferred dividends of $780.0 million, or $63,085.67 loss per share, for the twelve months ended Sept. 30, 2022.

Exhibit 99.1

Cash Flows

There was $820.4 million and $687.8 million of NON-CASH EXPENSES included in the $1,006.7 million and $740.3 million net losses for the twelve months ended Sept. 30, 2023, and 2022, respectively per the detail below.

Adjustments to reconcile net loss to net cash used in operating activities:	Year Ended September 30,
	2023	2022
Depreciation and amortization	$16,388,299	$3,282,285
Stock-based compensation	85,441,869	43,715,242
Deferred income taxes	(10,990,882)	1,600
Revaluation of derivative liabilities	116,256,212	122,803,715
Initial recognition of derivative liabilities	513,052,038	484,421,258
Impairment of goodwill	63,988,000	—
Impairment of property, plant, and equipment	14,770,000	—
Impairment of intangible assets	5,873,000	—
Non-cash financing loss on over-exercise of warrants	8,934,892	—
Non-cash interest and other operating activities	199,998	13,883,637
Amortization of debt discount	662,047	19,595,915
Loss/(gain) on asset disposal	(386,377)	50,574
Loss/(gain) on extinguishment of debt	6,246,089	41,096
	$820,435,185	$687,795,322

Summary category totals from the Condensed Consolidated Statement of Cash Flows for the years ended Sept. 30, 2023, and 2022 are presented below. Given the large amount of non-cash charges that occurred in 2023 and 2022, it is useful to review the combined operating activities and investing activities amounts from the cash flow report to understand the cash spent for 2023 and 2022. The Company spent a total of $287.1 million and $112.9 million in combined operating and investing activities for the twelve months ended Sept. 30, 2023, and 2022, respectively.

	Year Ended September 30,
	2023	2022
Net cash used in operating activities	$(179,172,191)	$(65,795,610)
Net cash used in investing activities	$(107,923,309)	$(47,154,109)
Net cash provided by financing activities	$358,416,885	$197,282,630

Included in these numbers is $29.6 million, in 2022, to purchase Bollinger and $105.4 million, in 2022 and 2023, to purchase production assets rebranded as Mullen (Mullen ONE, Class 1 Urban Delivery EV van and the Mullen THREE, Class 3 Urban Utility EV truck) out of ELMS bankruptcy. The total cost of Bollinger acquisition was $148.5 million. In addition to the $29.6 million reported on the statement of cash flows, the Company issued common stock valued at $41.6 million and funded Bollinger with an additional $77.3 million in cash.

Following are the Consolidated Statements of Cash Flows for the twelve months ended Sept. 30, 2023, and 2022.

Exhibit 99.1

MULLEN AUTOMOTIVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended September 30,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(1,006,658,828)	$(740,324,752)
Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation and amortization	16,388,299	3,282,285
Stock-based compensation	85,441,869	43,715,242
Deferred income taxes	(10,990,882)	1,600
Revaluation of derivative liabilities	116,256,212	122,803,715
Initial recognition of derivative liabilities	513,052,038	484,421,258
Impairment of goodwill	63,988,000	—
Impairment of property, plant, and equipment, and other non-current assets	14,770,000	—
Impairment of intangible assets	5,873,000	—
Non-cash financing loss on over-exercise of warrants	8,934,892	—
Non-cash interest and other operating activities	199,998	13,883,637
Amortization of debt discount	662,047	19,595,915
Loss/(gain) on asset disposal	(386,377)	50,574
Loss/(gain) on extinguishment of debt	6,246,089	41,096

Changes in operating assets and liabilities:
Prepaids and other current assets	(22,687,245)	3,114,540
Inventories	(16,807,013)	—
Accounts payable	7,784,136	1,192,113
Accrued expenses and other liabilities	38,500,352	(18,013,899)
Right of use assets and lease liabilities	261,222	441,066
Net cash used in operating activities	(179,172,191)	(65,795,610)

Cash Flows from Investing Activities
Purchase of equipment	(14,508,004)	(11,606,944)
Purchase of intangible assets	(498,431)	(415,181)
ELMS assets purchase	(92,916,874)	(5,500,000)
Acquisition of Bollinger Motors, Inc, net of cash acquired	—	(29,631,984)
Net cash used in investing activities	(107,923,309)	(47,154,109)

Cash Flows from Financing Activities
Proceeds from issuance of convertible notes payable	170,000,000	12,240,353
Payment of notes payable	(20,694,353)	(15,100,768)
Proceeds from issuance of preferred stock, common stock and prefunded warrants in lieu of preferred stock	196,999,970	142,873,667
Reimbursement for over issuance of shares	17,721,868	—
Payments to acquire treasury stock	(5,610,600)	—
Proceeds from issuance of common stock	—	42,269,378
Proceeds from issue of prefunded warrants	—	15,000,000
Net cash provided by financing activities	358,416,885	197,282,630

Increase in cash	71,321,385	84,332,911
Cash, cash equivalents and restricted cash (in amount of $30,289,400), beginning of period	84,375,085	42,174
Cash, cash equivalents and restricted cash (in amount of $429,372), ending of period	$155,696,470	$84,375,085

Supplemental disclosure of Cash Flow information:
Cash paid for interest	$122,501	$1,407,988
Cash paid for taxes	—	—

Supplemental Disclosure for Non-Cash Activities:
Convertible notes and interest - conversion to common stock	$167,070,343	$17,339,000
Exercise of warrants recognized earlier as liabilities	627,836,463	555,161,139
Reclassification of derivatives to equity upon authorization of common shares	47,818,882	—
Waiver of dividends by stockholders	7,387,808	—
Common stock issued to extinguish other liabilities	5,524,838	—
Notes issued to extinguish liability to issue stock	11,597,571	—
Right-of-use assets obtained in exchange of operating lease liabilities	2,112,773	4,081,716
Extinguishment of financial liabilities by sale of property	238,259	—
Extinguishment of operational liabilities by sale of property	760,669	—
Preferred shares issued in exchange for convertible debt	—	24,988,926
Stock based payment for business acquired	—	41,577,647
Conversion of a note payable to a liability to issue shares	—	10,413,900

Exhibit 99.1

Financial Position

As of Sept. 30, 2023, the Company reported $155.7 million in cash, $16.8 million in inventory, $25.0 million in other current assets and $82.0 million in property, plant and equipment. Notes payable were $7.5 million on Sept. 30, 2023. This compares favorably to the end of fiscal 2022 when the Company had $84.4 million in cash, $2.0 million in other current assets, $14.8 million in property, plant and equipment and $9.0 million in notes payable.

The net working capital on Sept. 30, 2023, was positive and amounted to $58.5 million, or approximately $133.3 million after excluding derivative liabilities and liabilities to issue shares that are supposed to be settled by issuing common stock without using cash. This compares favorably to 2022 when working capital was ($35.9) million or $59.6 million after excluding derivative liabilities and liabilities to issue shares that are supposed to be settled by issuing common stock without using cash.

Following are Consolidated Balance Sheets as of Sept. 30, 2023, and 2022.

Exhibit 99.1

MULLEN AUTOMOTIVE, INC.

CONSOLIDATED BALANCE SHEETS

	September 30,
	2023	2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$155,267,098	$54,085,685
Restricted cash	429,372	30,289,400
Accounts receivable	671,750	—
Inventory	16,807,013	—
Prepaid expenses and other current assets	24,955,223	1,958,759
TOTAL CURRENT ASSETS	198,130,456	86,333,844

Property, plant, and equipment, net	82,032,785	14,803,716
Intangible assets, net	104,235,249	93,947,018
Deposit on ELMS assets purchase	—	5,500,000
Related party receivable	2,250,489	1,232,387
Right-of-use assets	5,249,417	4,597,052
Goodwill, net	28,846,832	92,834,832
Other non-current assets	960,502	3,345,631
TOTAL ASSETS	$421,705,730	$302,594,479

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$13,175,504	$6,109,425
Accrued expenses and other current liabilities	41,201,929	7,185,881
Dividends payable	401,859	7,762,255
Derivative liabilities	64,863,309	84,799,179
Liability to issue shares	9,935,950	10,710,000
Lease liabilities, current portion	2,134,494	1,428,474
Notes payable, current portion	7,461,492	3,856,497
Refundable deposits	429,372	289,000
Other current liabilities	7,000	90,372
TOTAL CURRENT LIABILITIES	139,610,909	122,231,083
Notes payable, net of current portion	—	5,164,552
Liability to issue shares, net of current portion	1,827,889	—
Lease liabilities, net of current portion	3,566,922	3,359,354
Deferred tax liability	3,891,900	14,882,782
TOTAL LIABILITIES	148,897,620	145,637,771
Commitments and Contingencies

STOCKHOLDERS' EQUITY
Preferred stock; $0.001 par value; 500,000,000 preferred shares authorized;
Preferred Series D; 437,500,001 shares authorized; 363,097 and 4,359,652 shares issued and outstanding at September 30, 2023 and September 30, 2022, respectively (preference in liquidation of $159,000 and $1,909,091 at September 30, 2023 and 2022, respectively)	363	4,359
Preferred Series C; 40,000,000 shares authorized; 1,211,757 and 1,360,321 shares issued and outstanding at September 30, 2023 and September 30, 2022, respectively (preference in liquidation of $10,696,895 and $12,025,238 at September 30, 2023 and 2022, respectively)	1,212	1,360
Preferred Series A; 200,000 shares authorized; 648 and 1,924 shares issued and outstanding at September 30, 2023 and September 30, 2022, respectively (preference in liquidation of $836 and $2,482 at September 30, 2023 and 2022, respectively)	1	2
Common stock; $0.001 par value; 5,000,000,000 and 1,750,000,000 shares authorized at September 30, 2023 and September 30, 2022, respectively; 2,871,707 and 37,043 shares issued and outstanding at September 30, 2023 and 2022 respectively (*)	2,872	37
Additional paid-in capital (*)	2,071,110,126	948,598,587
Accumulated deficit	(1,862,162,037)	(889,907,455)
TOTAL STOCKHOLDERS' EQUITY ATTRIBUTABLE TO THE COMPANY'S STOCKHOLDERS	208,952,537	58,696,890
Noncontrolling interest	63,855,573	98,259,819
TOTAL STOCKHOLDERS' EQUITY	272,808,110	156,956,709
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$421,705,730	$302,594,479
(*) Adjusted retroactively for reverse stock splits.

Exhibit 99.1

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of electric vehicles (“EVs”) that will be manufactured in its two United States-based assembly plants. Mullen's EV development portfolio includes the Mullen FIVE EV Crossover, Mullen-GO Commercial Urban Delivery EV, Mullen Commercial Class 1-3 EVs and Bollinger Motors, which features both the B1 and B2 electric SUV trucks and Class 4-6 commercial offerings. On Sept. 7, 2022, Bollinger Motors became a majority-owned EV truck company of Mullen Automotive, and on Dec. 1, 2022, Mullen closed on the acquisition of all of Electric Last Mile Solutions' (“ELMS”) assets, including all IP and a 650,000-square-foot plant in Mishawaka, Indiana.

To learn more about the Company, visit www.MullenUSA.com.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential" and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include but are not limited to (i) whether Mullen will achieve its battery module and pack development objectives; whether the Company will receive CARB certification from the state of California for the Class 3 as expected; the timing and outcome of the Mullen and RRDS final Ruling Request Application regarding its Class 1 EV cargo van; the timing and outcome of the Bollinger B4 design validation, testing, certification and homologation initiatives; whether the projected timelines for the development and production of the high-performance Mullen FIVE RS limited-edition will be realized; and the timing and anticipated range increases for the development of the solid-state battery packs; (ii) the timing of manufacturing, production and availability of Mullen vehicles to customers; (iii) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (iv) Mullen's ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (v) Mullen’s ability to successfully expand in existing markets and enter new markets; (vi) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (vii) unanticipated operating costs, transaction costs and actual or contingent liabilities; (viii) the ability to attract and retain qualified employees and key personnel; (ix) adverse effects of increased competition on Mullen’s business; (x) changes in government licensing and regulation that may adversely affect Mullen’s business; (xi) the risk that changes in consumer behavior could adversely affect Mullen’s business; (xii) Mullen’s ability to protect its intellectual property; and (xiii) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Exhibit 99.1

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

Corporate Communications:

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Los Angeles, California
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